EXHIBIT 3.1
CERTIFICATE OF INCORPORATION

OF
D & S PRODUCT DEVELOPMENT AND MARKETING SERVICES, INC.

FILED NOV 13 2:08 PM ‘73 SECRETARY OF STATE MIAMI, FLORIDA

WE, the undersigned hereby associate ourselves together for the purpose of becoming a corporation under the laws of the State of Florida providing for the formation of a corporation for profit, with the powers, rights, privileges and immunities hereinafter mentioned, and we hereby make, subscribe and acknowledge and file with the Secretary of the State of Florida, this Certificate of Incorporation; and to that end we do, by this Certificate, set forth:
ARTICLE I.

The name of this corporation shall be:

D & S PRODUCT DEVELOPMENT AND MARKETING SERVICES, INC.

ARTICLE II

The general nature of the business and the objects and purposes to be transacted and carried on are to do any and all things allowed and permitted to be done by corporations under the Statutes of the State of Florida, and to do any and all of the things hereinafter mentioned as fully and to the same extent as natural persons might or could do, to wit:

a)            To develop, produce, market and sell any and all products at wholesale or retail and to provide marketing services to corporations, partnerships and individuals.

b)             To build, erect, construct, purchase, hire or otherwise acquire, own, provide, establish, maintain, hold, work, develop, sell, convey, lease, mortgage, exchange,   improve and otherwise dispose of real estate and real property and all other kinds of property of whatsoever nature, whether real, personal or mixed, or any interests or rights therein without limits as to amounts; to buy, sell, assign, convey and cancel liens upon personal property and real estate of every kind and nature whatsoever; to act as broker or agent for the purchase, sale, leasing and management of real estate, and the negotiation of loans thereon; to borrow and lend money and to negotiate loans; to draw, endorse, accept, discount and deliver bills of exchange, promissory notes, bonds debentures, and other negotiable instruments of whatsoever nature, and secure the same by mortgage on its property or otherwise; to issue on commission, subscribe for, take, acquire, hold, exchange and deal in shares, stocks, bonds, obligations or securities of any government or authority, individual or corporation.

c)            To carry on the business of a holding company and to purchase and acquire any mercantile or commercial business, trade or enterprise permitted by the laws of the State of Florida, and to own, hold, operate, maintain, use, sell or otherwise dispose of same.  To enter into or engage in any such business, trade or enterprise.

d)           To make and carry out contracts for building, erecting, improving, and repairing buildings, structures, improvements, warehouses, docks, bridges, bulkheads, sea walls, fills and structures of every kind and nature whatsoever; to build, construct or repair roads, bridges, wharves, sea walls, sidewalks, ditches, drains, bulkheads and in connection therewith, to use any appliance or appliances, dredge or equipment of whatsoever nature for the purpose of so doing; to carry on in any and all of its respective branches and the business of general contracting of whatsoever nature; to own and operate boats, boat lines, bridges, and dredges; to make deepen or widen channels or canals; to fill in low ground; to buy, sell, manufacture, trade and deal in machinery, tools, and in steel, iron, plaster, granite, implements, stone, brick, lumber, shell, sand and every kind of building material and supplied whatsoever; to make all manner of river and harbor improvements; to engage in the building of buildings and repairing of vessels, ships, boats, crafts and to do all manner of marine construction work.

e)            To engage in the sales and commission business in the representation of factories, wholesalers and businesses which require the use and services of a sales and commissions agency, and to do all things necessary in connection with the operation of a sales and commission agency; as well as to engage in other similar and allied businesses incident to a sales and commission agency, which said agency will operate both within and without the continental limits of the United States of America.

f)           To own, conduct, operate and maintain a store or stores or distribution centers, warehouses, lofts, lots, storage centers, or other outlets for the purpose of manufacturing, making, buying, selling and otherwise dealing in building supplied and equipment incidental to the construction business.

g)           Generally, to make and perform contracts of any kind and description, and for the purpose of attaining any of the objects of the corporation, to do and perform any other act or things, and to exercise any and all powers which a co-partnership or natural person could do and exercise, and which are now, or hereafter may be authorized by law, and generally to do and perform any and all things necessary or incidental to the performing or carrying out of the powers hereinabove specifically delegated or implied.

ARTICLE III.

The stock of this corporation shall be divided into 500 shares of stock, ONE ($1.00) DOLLAR par value.  All said stock shall be payable in cash, property, labor or services at a just valuation to be fixed by the Board of Directors at a meeting called for that purpose; property, labor or services may be purchased or paid for with the capital stock, at a just valuation to be fixed by the Board of Directors at a meeting called for that purpose.

ARTICLE IV.

The amount of capital with which this corporation shall begin business shall be no less than FIVE HUNDRED ($500.00) Dollars.

ARTICLE V.

The principal place of business of said corporation shall be at 1190 N. E. 125 St., N. Miami, Florida 33161 with the privilege of having branch offices within and without the State of Florida.

ARTICLE VI.

This corporation shall have perpetual existence.

ARTICLE VII

The names and post office addresses of the first Board of Directors of the corporation, who shall hold office for the first year, or until successors are chosen, shall be:

NEIL STEVEN ROLLNICK, Pres.	Director
LISA KUHN, V. Pres.	Director
HOWARD J. FEINBERG, Sec.-Treas.	Director

ARTICLE VIII.

The number of directors of this corporation shall be not less than three (3) nor more than nine (9).

ARTICLE IX.

The names and post office addresses of the President, Vice-President, and Secretary-Treasurer, who shall hold office until their successors are elected or appointed or have qualified, are:

NEIL STEVEN ROLLNICK	1175 N. E. 125th Street	President
North Miami, Florida
LISA KUHN	1175 N. E. 125th Street	Vice-President
North Miami, Florida
HOWARD J. FEINBERG	1175 N. E. 125th Street	Secretary-
	North Miami, Florida	Treasurer

ARTICLE X.

The names and post office addresses of each subscriber and the number of shares of stock which each agree to take are:

NEIL STEVEN ROLLNICK	1175 N. E. 125th Street	250 Shares
	North Miami, Florida	$
LISA KUHN	1175 N. E. 125th Street	125 Shares
	North Miami, Florida	$
HOWARD J. FEINBERG	1175 N. E. 125th Street	125 Shares
	North Miami, Florida	$

All of the proceeds of which will amount to at least $500.00.

ARTICLE XI.

The Resident Agent and street address of the office, place of business or location for the service of process within this State is as follows:

COHEN, ANGEL, FEINBERG & ROLLNICK
1175 Northeast 125th Street
North Miami, Florida 33161

IN WITNESS WHEREOF, we have hereunto set our hands and seals and acknowledged to be filed in the office of the Secretary of State, the foregoing Certificate of Incorporation, this    6th DAY OF November , 1973.

Signed Neil Steven Rollnick
(SEAL)
NEIL STEVEN ROLLNICK, Pres.

Signed Lisa Kuhn
(SEAL)
LISA KUHN, V.Pres.

Signed Howard Feinberg
(SEAL)
HOWARD J. FEINBERG, Sec.-Treas.

STATE OF FLORIDA )
) SS
COUNTY OF DADE )

BEFORE ME, the undersigned authority, duly authorized to administer oaths and take acknowledgements, personally appeared NEIL STEVEN ROLLNICK, LISA KUHN, and HOWARD J. FEINBERG

And each severally acknowledged before me that they signed the foregoing Certificate of Incorporation for the purposes therein expressed.

WITNESS by hand and official at North Miami said County and State, this       6th day of   November , 1973.

Signed Tania Lyter
Notary Public, State of Florida
My Commission expires:
NOTARY PUBLIC, STAE of FLORIDA at LARGE
MY COMMISSION EXPIRES MAR. 4, 1977.

FILED NOV 13 2:08 PM ‘73 SECRETARY OF STATE MIAMI, FLORIDA

CERTIFICATE DESIGNATING PLACE OF BUSINESS OR
DOMICILE FOR THE SERVICE OF PROCESS WITHIN THIS
STATE, NAMING AGENT UPON WHOM PROCESS MAY BE SERVED

In pursuance of Chapter 48.091, Florida Statutes, the following is submitted, in compliance with said Act:

First   - That D & S PRODUCT DEVELOPMENT AND MARKETING SERVICES, INC. desiring to organize under the laws of the State of Florida, with its principal office, as indicated in the Articles of Incorporation at City of North Miami, County of Dade, State of Florida, has named NEIL STEVEN ROLLNICK, c/o Cohen, Angel, Feinberg & Rollnick, 1175 Northeast 125th Street, North Miami, Florida, as its Agent to accept service of process within this State.

Having been named to accept service of process for the above stated corporation, at place designated in this Certificate, I hereby accept to act in this capacity, and agree to comply with the provision of said Act relative to keeping open said office.

By:	Signed Neil Steven Rollnick
NEIL STEVEN ROLLNICK
Resident Agent

FILED NOV 13 2:08 PM ‘73 SECRETARY OF STATE MIAMI, FLORIDA

FILED NOV 13 2:34 AM ‘80 SECRETARY OF STATE MIAMI, FLORIDA

CERTIFICATE OF INCORPORATION
OF
STAR BRITE CORPORATION FORMERLY KNOWN AS
D & S DEVELOPMENT AND MARKETING SERVICES, INC.

ARTICLE I.
The name of this corporation shall be:
STAR BRITE CORPORATION

 (.)

ARTICLE III.

The stock of this corporation shall be divided into 5,000,000  ()  shares of stock, ONE CENT ($.01) par value ().  All said stock shall be payable in cash, property, labor or services at a just valuation to be fixed by the Board of Directors at a meeting called for that purpose; property, labor or services may be purchased or paid for with the capital
ARTICLE V.

The principal place of business of said corporation shall be at 2699 South Bayshore Drive, Miami, Florida 33133  () with the privilege of having branch offices within and without the State of Florida.

ARTICLE XI.

The Resident Agent and street address of the office, place of business or location for the service of process within this State is as follows:

NEIL ROLLNICK
2699 South Bayshore Drive
Miami, FL 33133

ARTICLE XII

INDEMNIFICATION

 (a)  The Corporation shall indemnify any person made a party to an action by or in the right of the Corporation to procure a judgment in its favor by reason of their being or having been director, officer or employer of the Corporation, or any other corporationwhich they served as such at the request of the Corporation, against the reasonable expenses, including attorneys’ fees, actually and necessarily incurred by them in connection with the defense or settlement of such action, or in connection with any appeal therein, except in relation to matters as to which such director or officer is adjudged to have been guilty of negligence or misconduct in the performance of their duty to the Corporation.

(b)  The Corporation shall indemnify any person made a party to an action, suit or proceeding other than one by or in the right of the corporation to procure a judgment in its favor, whether civil or criminal, brought to impose a liability or penalty on such person in their capacity of director, officer or employer of the Corporation, or of any other corporation which they served as such at the request of the Corporation, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees, actually and necessarily incurred as a result of such action, suit or proceeding, or any appeal therein, if such director, officer or employer acted in good faith in the reasonable belief that such action was in the best interests of the Corporation, and in criminal actions or proceedings, without reasonable ground for belief that such action was unlawful.  The termination of any such civil or criminal action, suit or proceeding by judgment, settlement, conviction or upon a plea or nolo contendere shall not in itself create a presumption that any such director or officer did not act in good faith in the reasonable belief that such action was in the best interests of the Corporation or that they had reasonable grounds for belief that such action was unlawful.

c)  Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Laws, agreement, vote of stockholders or otherwise.

IN WITNESS WHEREOF, we have hereunto set our hands and seals and acknowledged to be filed in the office of the Secretary of State the foregoing Amended Certificate of Incorporation, this 21 day of   October , 1980.

Signed Peter G. Dornau
(SEAL)	PETER G. DORNAU, President

Signed Art Spector
(SEAL)	ART SPECTOR, Secretary

STATE OF FLORIDA )
) SS
COUNTY OF DADE )

BEFORE ME, the undersigned authority, duly authorized to administer oaths and take acknowledgements, personally appeared PETER G. DORNAU and ART SPECTOR, and they acknowledged before me that they signed the foregoing Certificate of Incorporation for the purposes therein expressed.

WITNESS my hand and official seal at Miami, Dade County, Florida, this 21 day of   October , 1980.

Signed – Catherine Peterkins
NOTARY PUBLIC

My Commission Expires:

Notary Public, Florida, State at Large
My Commission Expires July 17, 1981
Bonded thru Jedco Insurance Agency.

AMENDED CERTIFICATE OF INCORPORATION
OF OCEAN BIO-CHEM, INC. FORMERLY KNOWN AS
STAR BRITE CORPORATION

Filed 1984 Oct 29, AM 11:24 SECRETARY OF

ARTICLE I

The name of the corporation shall be:                                                                           OCEAN BIO-CHEM, INC.

IN WITNESS WHEREOF, we have hereunto set our hands and seals and acknowledged to be filed in the office of the Secretary of State the foregoing Amended Certificate of Incorporation, this 25th day of October, 1984, by shareholders.

Signed Peter Dornau
PETER DORNAU, PRESIDENT

Signed Jeff Tieger
JEFF TIEGER, SECRETARY

STATE OF FLORIDA )
) SS
COUNTY OF BROWARD )

BEFORE ME, the undersigned authority, duly authorized to administer oaths and take acknowledgements, personally appeared PETER DORNAU and JEFF TIEGER, and they acknowledged before me that they signed the foregoing Certificate of Incorporation for the purposes therein expressed.

WITNESS my hand and official seal at Ft. Lauderdale, Broward County, Florida, this 25th day of October , 1984.

Signed Catherine Peterkins
NOTARY PUBLIC

My Commission Expires:

NOTARY PUBLIC STATE OF FLORIDA A LARGE
MY COMMISSION EXPIRES JULY 17, 1985
BONDED THROUGH GENERAL INS. UNDERWRITERS

ARTICLES OF AMENDMENT
OF CERTIFICATE OF INCORPORATION
OF
OCEAN BIO-CHEM, INC.

FILED 94 MAY 20 PM 2:03 SECRETARY OF STATE TALLAHASSEE, FLORIDA

Adopted in accordance with the provisions
Of Chapter 607, Florida Statutes

PETER G. DORNAU, President and JEFFREY TIEGER, Secretary, of OCEAN BIO-CHEM, INC., a Florida corporation do hereby certify under the seal of said Corporation as follows:

FIRST:                      The name of the Corporation is “OCEAN BIO-CHEM, INC.”

SECOND:                  That the following is a true and correct copy of amended Article III of the Certificate of Incorporation of the Corporation (which Certificate of Incorporation was originally filed with the Secretary of State of the State of Florida on 11/13/73, amended on 10/23/80 and amended again on 10/29/84 as (i) unanimously approved and consented to by the Board of Directors of the Corporation on   April 13, 1994 and (ii) by a vote of 1,821,976  FOR and 2,803 AGAINST by the holders of the Common Stock of the Corporation on May 17, 1994, such votes cast for this Amendment by the holders of the Common Stock being sufficient for approval of this Amendment by the holders of the Common Stock of the Corporation.

“ARTICLE III

The stock of this corporation shall be divided into 10,000,000 shares of stock, par value $.01 per share.  All said stock shall be payable in cash, property, labor or services at a just valuation to be fixed by the Board of Directors at a meeting called for that purpose; property, labor or services may be purchased or paid for, with the capital stock, at a just valuation to be fixed by the Board of Directors at a meeting called for that purpose,”

THIRD:                      That the Directors (on  April 13   , 1994) and the Common Shareholders (on May 17, 1994) did approve an amendment to its Certificate of Incorporation as hereinabove set forth in Article Second.  The number of votes cast FOR the amendment was sufficient for approval by the holders of Common Stock of the Corporation.

FOURTH:                  That such amendment has been duly adopted in accordance with the provisions of Chapter 607, Florida Statutes.

IN WITNESS WHEREOF, we, PETER G. DORNAU, President, and JEFFREY TIEGER, Secretary of OCEAN BIO-CHEM, INC. have signed these Articles of Amendment to the Certificate of Incorporation and caused the Corporate Seal of the Corporation to be hereunto affixed this  7  day of May, 1994.

Signed by Peter G. Dornau, President
(CORPORATE SEAL)	Peter G. Dornau, President

ATTEST:
Signed by Jeffrey Tieger, Secretary
Jeffrey Tieger, Secretary

STATE OF FLORIDA )
) SS
COUNTY OF BROWARD )

The foregoing instrument was acknowledged before me this  17    day of May, 1994, by PETER G. DORNAU, President of OCEAN BIO-CHEM, INC., a Florida corporation, the corporation described in the foregoing Articles of Amendment, known to me personally to be such, and who presented driver’s license as identification, and he, the said PETER G. DORNAU, as such President, duly executed said Articles of Amendment before me, and acknowledged the said Articles of Amendment to be his free act and deed and made on behalf of the Corporation; that the facts stated therein are true; that the signature of said President of said Corporation are in  the handwriting of the said President of said Corporation and of the Secretary of said Corporation, respectively, and that the seal affixed to said certificate is the corporate seal of said Corporation.

NOTARY PUBLIC:

	Sign:	Signed by Catherine Niman
	Print:	Catherine Niman
State of Florida at Large
My Commission Expires:
(SEAL)

OFFICIAL NOTARY SEAL CATHERINE NIMAN NOTARY PUBLIC STATE OF FLORIDA COMMISSION NO. CC292457 MY COMMISION EXP. JULY, 1987